UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2020
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272		37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

500 East Broward Boulevard,		Suite 1860	33394
Fort Lauderdale,	Florida		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 4, 2020, upon completion of the Redemption (as defined in Item 8.01 of this Current report on Form 8-K), that certain Indenture, dated as of November 24, 2017, governing the 5.875% senior notes due 2025, issued on November 24, 2017 and December 8, 2017 (collectively, the "Existing Notes") by Element Solutions Inc (f/k/a Platform Specialty Products Corporation)(the "Company"), among the Company, the guarantors named therein (the "Guarantors") and Computershare Trust Company, N.A., as trustee (the "5.875% Senior Notes Indenture"), was terminated. As a result, the Company and the Guarantors have been released from their obligations under the 5.875% Senior Notes Indenture.
Item 7.01. Regulation FD Disclosure.
On September 9, 2020, the Company issued a press release announcing updated financial guidance and free cash flow outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 8.01. Other Events.
As previously announced, the Company issued a conditional notice of redemption on August 5, 2020 for any and all of its outstanding $800 million aggregate principal amount of Existing Notes. On September 4, 2020, the Company redeemed any and all of its outstanding Existing Notes (the "Redemption") at the Redemption price of 100% of the principal amount thereof plus the Applicable Premium of 4.197% (or an aggregate Applicable Premium of $33,576,000 or $41.97 per $1,000 principal amount of Existing Notes), as defined in, and determined in accordance with, the 5.875% Senior Notes Indenture, plus accrued and unpaid interest to, but not including, the Redemption date, equal to $12,141,667, or an aggregate Redemption price of $845,717,667 or $1,057.15 per $1,000 principal amount of Existing Notes.
The Redemption was conditioned upon the Company having completed the offering of an aggregate principal amount of $800 million of 3.875% senior notes due 2028 (the "2028 Notes") and generated sufficient net proceeds, when taken together with cash on hand, to fund the aggregate Redemption price, as well as other general conditions. These conditions were satisfied on August 18, 2020 upon closing of the 2028 Notes offering.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press release, dated September 9, 2020, announcing updated financial guidance and free cash flow outlook (furnished only)
104	Cover Page Interactive Data File (formatted as Inline XBRL)(furnished only)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
September 9, 2020	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel & Secretary